Doc#: NY6: 107920.3

                                                           Registration No. 333-

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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                EMCOR Group, Inc.
             (Exact name of registrant as specified in its charter)
               Delaware                                         11-2125338
    (State or other jurisdiction of                           (IRS Employer
    incorporation or organization)                           Identification No.)

                        301 Merritt Seven Corporate Park
                             Norwalk, CT 06851-1060
                                 (203) 849-7800
                    (Address of Principal Executive Offices)

                 EMCOR Group, Inc. Employee Stock Purchase Plan
                            (Full title of the plan)

                                Frank T. MacInnis
                Chairman of the Board and Chief Executive Officer
                                EMCOR Group, Inc.
                        301 Merritt Seven Corporate Park
                             Norwalk, CT 06851-1060
                                 (203) 849-7800
  (Name, address, telephone number, including area code, of agent for service)
                                 with a copy to:
                            Sheldon I. Cammaker, Esq.
             Executive Vice President, General Counsel and Secretary
                                EMCOR Group, Inc.
                        301 Merritt Seven Corporate Park
                             Norwalk, CT 06851-1060
                                 (203) 849-7800


                         CALCULATION OF REGISTRATION FEE


------------------------------- ------------------- ---------------------------- ----------------------------- ------------------
    Title of Each Class of         Amount to be       Proposed Maximum                  Proposed Maximum       Amount of
  Securities to be Registered      Registered(1)      Offering Price              Aggregate Offering Price(2)  Registration Fee
                                                      Per Share(2)
------------------------------- ------------------- ---------------------------- ----------------------------- ------------------
Common Stock, par value           3,000,000 shares    $29.93                      $89,790,000                  $3,528.75
$0.01 per share
------------------------------- ------------------- ---------------------------- ----------------------------- ------------------

(1) Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance under the EMCOR Group, Inc. Employee Stock Purchase Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock.

(2) Estimated pursuant to Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee, and based upon the $29.93 per share average of the high and low sales price of the Common Stock on the New York Stock Exchange on July 29, 2008 (a date within five business days prior to the date of filing the Registration Statement).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 are not required to be filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to the Note to Part I of Form S-8 and Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"). The information regarding the EMCOR Group, Inc. Employee Stock Purchase Plan required in the Section 10(a) prospectus is included in documents being maintained and delivered by EMCOR Group, Inc. as required by Part I of Form S-8 and by Rule 428 under the Securities Act.

                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents which have been and will in the future be filed by us with the SEC are incorporated in this Registration Statement by reference:

     1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which contains our audited financial statements for the fiscal year ended December 31, 2007.

     2. All other reports filed by us pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2007.

     3. The description of our common shares contained in Amendment No. 3 to our Registration Statement on Form 10/A under the Exchange Act, as filed with the SEC on August 11, 1995 (File No. 0-2315), including any amendment or report filed for the purpose of amending such description.

     In  addition,  all reports  and  documents  subsequently  filed by us under
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities being offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in and to be part of this Registration Statement from the filing date of each such document.

     Any statement contained in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     Sheldon I. Cammaker, our Executive Vice President, General Counsel and Secretary, has provided an opinion to us as to the validity of the shares of our common stock being registered by this Registration Statement on Form S-8. Mr. Cammaker may participate in the EMCOR Group, Inc. Employee Stock Purchase Plan.

Item 6.  Indemnification of Directors and Officers.

     Our Restated Certificate of Incorporation provides, as do the charters of many other publicly held companies, that the personal liability of our directors to us is eliminated to the maximum extent permitted by the Delaware General Corporation Law. Our Restated Certificate of Incorporation and By-Laws provide for the indemnification of our, and our subsidiaries', directors, officers, employees, and agents to the fullest extent that may be permitted by the Delaware General Corporation Law from time to time, and the By-Laws provide for various procedures relating thereto. Certain provisions of our Restated Certificate of Incorporation protect our directors against personal liability for monetary damages resulting from breaches of their fiduciary duty as a director, except as set forth below. Under the Delaware General Corporation Law, absent these provisions, directors could be held liable for gross negligence in the performance of their duty of care, but not for simple negligence. Our Restated Certificate of Incorporation absolves directors of liability for negligence in the performance of their duties, including gross negligence. However, our directors remain liable for breaches of their duty of loyalty to us and our stockholders, as well as for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a director derives improper personal benefit. Our Restated Certificate of Incorporation also does not absolve directors of liability under Section 174 of the Delaware General Corporation Law, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions in certain circumstances and expressly sets forth a negligence standard with respect to such liability.

     Under the Delaware General Corporation Law, directors, officers, employees and other individuals may be indemnified against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interest and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of a derivative action, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action and the Delaware General Corporation Law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to us.

     Our Restated Certificate of Incorporation and By-Laws provide, among other things, that each person who was or is made a party to, or is threatened to be made a party to, any pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by us or in our right), by reason of the fact that he or she is or was a director or officer of us (or was serving at our request as a director, officer, employee, or agent for another entity, including an employee benefit plan), will be indemnified and held harmless by us to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability, or loss (including attorneys' fees, judgments, fines, and amounts to be paid in settlement) reasonably incurred by such person in connection therewith. The rights conferred thereby will be deemed to be contract rights and will include the rights to be paid by us for the expenses incurred in defending the proceedings specified above in advance of their final disposition.

     We are a party to an indemnification agreement with each of our directors and executive officers. These indemnification agreements provide for, among other things, the indemnification by us of our directors and executive officers to the fullest extent permitted by law and the advancement of attorneys' fees and expenses. The agreements also state that in the event of a potential change in control, we shall establish trusts, which are irrevocable except upon the indemnitees' written consent, to fund our indemnification obligations thereunder.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers and persons controlling us pursuant to the above provisions, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. We carry certain insurance coverage in respect of potential claims against our directors and officers and in respect of losses of which we may be required or permitted by law to indemnify such directors and officers.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

     A list of exhibits included as part of this registration statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) To include any  material  information  with  respect to the
                    plan  of  distribution  not  previously   disclosed  in  the
                    registration statement or any material change to such information in the registration statement;

                    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
          Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers and controlling persons of the undersigned registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut on August 5, 2008.

                                        EMCOR GROUP, INC.


                                        By: /s/ Frank T. MacInnis
                                            ------------------------------------
                                            Name:  Frank T. MacInnis
                                            Title: Chairman of the Board
                                                   and Chief Executive Officer

                               POWER OF ATTORNEY


     The registrant and each director and officer of the registrant whose signature appears below, constitutes and appoints Frank T. MacInnis, Sheldon I. Cammaker and Mark A. Pompa, or any of them, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorneys-in-fact and agents or any of them or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement, has been signed below by the following persons in the capacities and on the 5th day of August, 2008.


Signature                              Title
/s/ Frank T. MacInnis                  Chairman of the Board and Chief
----------------------------           Executive Officer
Frank T. MacInnis                      (Principal Executive Officer)*


/s/ Mark A. Pompa                      Executive Vice President and Chief
----------------------------           Financial Officer (Principal Financial
Mark A. Pompa                          Officer and Principal Accounting Officer)


/s/ Stephen W. Bershad                 Director*
----------------------------
Stephen W. Bershad


/s/ David A.B. Brown                   Director*
----------------------------
David A.B. Brown


/s/ Larry J. Bump                      Director*
----------------------------
Larry J. Bump


/s/ Albert Fried, Jr.                  Director*
----------------------------
Albert Fried, Jr.



Signature                              Title

/s/ Richard F. Hamm, Jr.               Director*
----------------------------
Richard F. Hamm, Jr.


/s/ Jerry E. Ryan                      Director*
----------------------------
Jerry E. Ryan



* A majority of the directors of the registrant.

                                     RIDER A

                                  EXHIBIT INDEX


Exhibit No.    Description of Document


 4.1           Restated Certificate of Incorporation of EMCOR Group, Inc.
               ("EMCOR") dated December 14, 1994 (a)

 4.2 Amendment dated November 28, 1995 to the Restated Certificate of Incorporation of EMCOR (b)

 4.3 Amendment dated February 12, 1998 to the Restated Certificate of Incorporation (c)

 4.4 Amendment dated January 27, 2006 to the Restated Certificate of Incorporation (d)

 4.5 Amendment dated September 18, 2007 to the Restated Certificate of Incorporation (e)

 4.6           Amended and Restated By-Laws of EMCOR (f)

 4.7           EMCOR Group, Inc. Employee Stock Purchase Plan (g)

 5.1           Opinion of Sheldon I. Cammaker, Esq.

 23.1          Consent of Ernst & Young LLP, Independent Public Accountants

 23.2          Consent of Sheldon I. Cammaker, Esq. (included in Exhibit 5.1)

 24 Powers of Attorney (included as part of the signature page of this Registration Statement)


------------------


(a) Incorporated by Reference to Exhibit 3(a-5) to Amendment No. 3 to EMCOR's Registration Statement on Form 10/A.
(b) Incorporated by Reference to Exhibit 3(a-2) to EMCOR's Annual Report on Form 10-K for the year ended December 31, 1995.
(c) Incorporated by Reference to Exhibit 3(a-3) to EMCOR's Annual Report on Form 10-K for the year ended December 31, 1997.
(d) Incorporated by Reference to Exhibit 3(a-4) to EMCOR's Annual Report on Form 10-K for the year ended December 31, 2005.
(e) Exhibit A to EMCOR's Proxy Statement dated August 17, 2007 for a Special Meeting of Stockholders held September 18, 2007.
(f) Exhibit 3(b) to EMCOR's Annual Report on Form 10-K for the year ended December 31, 1998.
(g) Incorporated by Reference to Exhibit C to EMCOR's Proxy Statement dated April 28, 2008 for its Annual Meeting of Stockholders held June 18, 2008.

Exhibit 5.1


                       [Letterhead of Sheldon I. Cammaker]



                                                                  August 5, 2008

EMCOR Group, Inc.
301 Merritt Seven, 6th Floor
Norwalk, CT 06851

Gentlemen:

     With respect to the Registration Statement on Form S-8 filed by EMCOR Group, Inc. ("EMCOR") with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 3,000,000 shares of EMCOR's common stock, par value $0.01 per share (the "Common Stock"), to be issued pursuant to your EMCOR Group, Inc. Employee Stock Purchase Plan (the "Plan"), I am acting as counsel to you.

     I wish to advise you that in my opinion the 3,000,000 shares of common stock that may be issued by you under the Plan, when issued in accordance with the respective terms thereof, will be legally issued, fully paid and non-assessable.

     I consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission.

                                            Very truly yours,

                                            /s/ Sheldon I. Cammaker

                                            Sheldon I. Cammaker
                                            Executive Vice President, General
                                            Counsel and Secretary

Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the EMCOR Group, Inc. Employee Stock Purchase Plan of our reports dated February 19, 2008, with respect to the consolidated financial statements and schedule of EMCOR Group, Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2007, and the effectiveness of internal control over financial reporting of EMCOR Group, Inc. and Subsidiaries, filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP

Stamford, Connecticut
July 29, 2008